UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 19, 2004

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of its previously announced public offering of common stock, Superior Energy Services, Inc. (the "Company") entered into Mutual Release and Termination Agreements, dated as of October 19, 2004, each by and among the Company and First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. (collectively, the "First Reserve Funds"), for the termination of the Stockholders' Agreement and Registration Rights Agreement existing between them.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)     Ben A Guill and Joseph R. Edwards have each resigned as a director of the Company, effective October 19, 2004. Messrs. Guill and Edwards were designated to serve on the Company's board of directors by the First Reserve Funds, pursuant to the terms of the Stockholders' Agreement.

Item 8.01.	Other Events.

On October 19, 2004, the Company issued the press release attached hereto as Exhibit 99.1, announcing that it has closed its previously announced public offering of common stock, and that two directors have resigned from the Company's board. The press release is included as Exhibit 99.1 to this Report, and the description of the press release is qualified in its entirety by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by Superior Energy Services, Inc., dated October 19, 2004.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    October 19, 2004